Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Acrodyne Communications, Inc. (the Company) on Form 10-KSB/A for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Nathaniel Ostroff, Chairman of the Board of Directors, Chief Executive Officer and Interim President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Acrodyne Communications, Inc. and will be retained by Acrodyne Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Nathaniel Ostroff
Nathaniel Ostroff
Chairman of the Board of Directors,
Chief Executive Officer and Interim President
(Principal Executive Officer and Principal Financial Officer)

Date: May 6, 2003